AMENDED AND RESTATED
LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
Retek Inc.
Pursuant to the Amended and Restated Offer to Purchase
dated March 23, 2005
of
Ruby Merger Corp.
a wholly owned subsidiary of
Oracle Corporation
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, APRIL 5, 2005, UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
EquiServe Trust Company, N.A.

By Mail: EquiServe Trust Company, N.A. c/o Corporate Actions P.O. Box 43014 Providence 02940-3014	By Overnight Mail: EquiServe Trust Company, N.A. 66 Brooks Drive Braintree, MA 02184 By Facsimile: (781) 575-2901 Confirm Facsimile Transmission: (By Telephone Only) (781) 575-3816	By Hand: EquiServe Trust Company, N.A. c/o Corporate Actions 17 Battery Park Place 11th Floor New York, NY 10004
     ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT THE ADDRESS AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE AMENDED AND RESTATED OFFER TO PURCHASE.
     DELIVERY OF THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as name(s)	Share(s) Tendered
appear(s) on Share certificate(s))	(Attach additional list if necessary)

Total Number
		of Shares	Number of
	Certificate	Represented by	Shares
	Numbers(s)*	Certificate(s)*	Tendered**

Total Shares

*	Need not be completed by stockholders tendering by book-entry transfer.

**	Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

     This Amended and Restated Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined in the Amended and Restated Offer to Purchase) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company, the Book-Entry Transfer Facility, pursuant to the procedures set forth in “The Offer — Section 3” of the Amended and Restated Offer to Purchase.
      Holders of outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Retek Inc., whose certificates for such shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (as defined below), or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Shares according to the guaranteed delivery procedure set forth in “The Offer — Section 3” of the Amended and Restated Offer to Purchase. See Instruction 2 to this Amended and Restated Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.
      This Amended and Restated Letter of Transmittal supersedes and replaces, in its entirety, the Letter of Transmittal sent to stockholders on or about March 9, 2005 (the “Original Letter of Transmittal”). Tendering stockholders may continue to use the Original Letter of Transmittal previously circulated with the Offer to Purchase dated March 9, 2005 (the “Original Offer to Purchase”) or they may use this Amended and Restated Letter of Transmittal. Although the Original Letter of Transmittal refers only to the Original Offer to Purchase, stockholders using the Original Letter of Transmittal to tender their Shares will nevertheless be deemed to be tendering pursuant to the Offer as amended and will receive the offer price of $11.25 per Share described in the Amended and Restated Offer to Purchase if Shares are accepted for payment and paid for by the Purchaser (as defined below) pursuant to the Offer. Stockholders tendering their Shares according to the guaranteed delivery procedures set forth in “The Offer — Section 3” of the Amended and Restated Offer to Purchase may do so using either the original Notice of Guaranteed Delivery circulated with the Original Offer to Purchase or the Amended and Restated Notice of Guaranteed Delivery circulated herewith. Unless otherwise indicated, as used herein, the term “Notice of Guaranteed Delivery” refers to either such document.
      Shares previously tendered pursuant to the Original Offer to Purchase and the Original Letter of Transmittal and not withdrawn constitute valid tenders for purposes of the Offer. Stockholders who have validly tendered and not withdrawn their Shares are not required to take any further action with respect to such Shares in order to receive the offer price of $11.25 per Share if Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, except as may be required by the guaranteed delivery procedure if such procedure was utilized. See “The Offer — Section 3” of the Amended and Restated Offer to Purchase. If you have not already tendered your Shares, please disregard the materials previously delivered to you and use the materials accompanying the Amended and Restated Offer to Purchase.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:
Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:
Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery	, 2005

Name of Institution which Guaranteed Delivery

If delivery is by book-entry transfer:
Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:
      The undersigned hereby tenders to Ruby Merger Corp., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Oracle Corporation, a Delaware corporation, the above-described shares of common stock, par value $0.01 per share (the “Shares”), of Retek Inc., a Delaware corporation (the “Company”), pursuant to the Purchaser’s offer to purchase all outstanding Shares at $11.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase dated March 23, 2005, receipt of which is hereby acknowledged, and in this Amended and Restated Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”). The Offer expires at 12:00 Midnight, New York City time, on Tuesday, April 5, 2005, unless extended as described in the Amended and Restated Offer to Purchase (as extended, the “Expiration Date”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve us of our obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment.
      Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after March 8, 2005) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.
      The undersigned hereby irrevocably appoints Lawrence Ellison, Safra Catz and Daniel Cooperman, or any of them, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Shares tendered hereby that have been accepted for payment by the Purchaser prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after March 8, 2005), at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies will be given by the undersigned (and if given, will not be deemed to be effective).
      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein (and any and all other Shares or other securities issued or issuable in respect thereof on or after March 8, 2005) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.
      The undersigned understands that tenders of Shares pursuant to any one of the procedures described in “The Offer — Section 3” of the Amended and Restated Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

      Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions”, please mail the check for the purchase price of any Shares purchased and any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the “Special Payment Instructions”, to transfer any Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Shares so tendered.
SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 6, 7 and 8)
   To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any Federal income and backup withholding tax required to be withheld) or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.
Issue     ☐ check     ☐ certificates to:
Name

(Please Print)
Address

(Zip Code)

Taxpayer Identification Number
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 6, 7 and 8)
   To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any Federal income and backup withholding tax required to be withheld) or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).
Mail     ☐ check     ☐ certificates to:
Name

(Please Print)
Address

(Zip Code)

SIGN HERE
(Please complete Substitute Form W-9 below)

Signature(s) of Stockholder(s)

Dated	, 2005

è
ç
Name(s)

(Please Print)
Capacity (full title)

Address

(Zip Code)
Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)
GUARANTEE OF SIGNATURE(S)
(If required; see Instructions 1 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below)
Name of Firm

Address

(Zip Code)
Authorized Signature

Name

(Please Print)
Area Code and Telephone Number

Dated	, 2005

Part I Taxpayer Identification No. — For
SUBSTITUTE Form W-9	All Accounts		Part II For Payees Exempt From Backup With- holding (see enclosed Guidelines)

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.
	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.	Social Security Number OR Employee Identification Number

Part III Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Signature -------------------------------------------------- Date -------------------- , 2005

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
      1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Amended and Restated Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended)(each an “Eligible Institution”). Signatures on this Amended and Restated Letter of Transmittal need not be guaranteed (i) if this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) has not completed the box entitled “Special Payment Instructions” on this Amended and Restated Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.
      2. Delivery of Amended and Restated Letter of Transmittal and Shares. This Amended and Restated Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in “The Offer — Section 3” of the Amended and Restated Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Amended and Restated Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Amended and Restated Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Amended and Restated Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date may tender their Shares pursuant to the guaranteed delivery procedure set forth in “The Offer — Section 3” of the Amended and Restated Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the Depositary by the Expiration Date; and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Amended and Restated Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Amended and Restated Letter of Transmittal, must be received by the Depositary within three Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in “The Offer — Section 3” of the Amended and Restated Offer to Purchase.
      The method of delivery of Shares and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.
      No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Amended and Restated Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.
      3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.
      4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Amended and Restated Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions”, as the case may be, on this Amended and Restated Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
      5. Signatures on Amended and Restated Letter of Transmittal; Stock Powers; Endorsements. If this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.
      If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Amended and Restated Letter of Transmittal.
      If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Amended and Restated Letters of Transmittal as there are different registrations of certificates.
      If this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.
      If this Amended and Restated Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.
      If this Amended and Restated Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.
      6. Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.
      7. Special Payment and Delivery Instructions. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Amended and Restated Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Amended and Restated Letter of Transmittal or to the person(s) signing this Amended and Restated Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Amended and Restated Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions”. If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.
      8. Substitute Form W-9. Under the U.S. Federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder or payee must submit a Form W-8BEN Certificate of Foreign Status to the Depositary. Such certificates can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
      Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to such a person failing to return a completed Substitute Form W-9 pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.
      9. Mutilated, Lost, Stolen or Destroyed Certificates. If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, stockholders should (i) complete this Amended and Restated Letter of Transmittal and check the appropriate box above and (ii) contact the Company’s Transfer Agent, Mellon Investor Services LLC, immediately by calling toll-free (800) 522-6645. The Transfer Agent will provide such stockholder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to give the Purchaser a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed.
      10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Amended and Restated Offer to Purchase and this Amended and Restated Letter of Transmittal may be obtained from the Information Agent at the address or telephone numbers set forth below.

The Information Agent for the Offer is:
105 Madison Avenue,
New York, NY 10016
(212) 929-5500 (call collect)
or
Call Toll-Free (800) 322-2885
E-mail: tenderoffer@mackenziepartners.com